SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K
                                CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): November 22, 2004

                               BACH-HAUSER, INC.
           (Exact Name of Registrant as Specified in its Charter)


       Nevada                      000-26953               88-0390697
(State of incorporation)    (Commission File Number)     (IRS Employer
                                                       Identification No.)


                                 1561 Highway 3
                            Caygua, Ontario  N0A 1E0
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including area code: (905) 772-5738



         (Former Name or Former Address, if changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




Item 2.01 Completion of Acquisition or Disposition of Assets

On November 22, 2004, Bach-Hauser, Inc. (the "Company" or "BHSR") completed the acquisition of DM2 Technology Inc., a corporation organized under the laws of the Province of Quebec ("DM2"), pursuant to an Acquisition Agreement dated November 10, 2004
(the "Agreement") as amended by Amendment No. 1 on November 22, 2004 (the "Amendment"). The Agreement was filed at Exhibit 2.1 to Form 8-K filed on November 12, 2004 and incorporated by reference herein. The Amendment is attached hereto at Exhibit
2.2 and incorporated by reference herein.

The Amendment reduced the purchase price set forth in the Agreement whereby the Company acquired 100% of the issued and outstanding stock of DM2, including, but not limited to, all current assets, accounts receivable, customer lists and equipment of DM2 (the "Business") in exchange for 10,000,000 shares of the common stock of BHSR. No cash consideration was or will be given. Further, pursuant to the Agreement, the Company will assume the liabilities of the Business in an amount not to exceed US$120,000.

In connection with the acquisition, the sole shareholder of DM2 received shares of BHSR common stock as defined below, which were given in exchange for his DM2 shares.

The foregoing description of the acquisition of DM2, the Agreement and the Amendment does not purport to be complete and is qualified in its entirety by reference to the Agreement incorporated by reference to Exhibit 2.1 to Form 8-K filed on November 12, 2004 and the Amendment which is filed as an exhibit to this report.

The purchase price for DM2 was determined through arms-length negotiation between the Company and DM2. Prior to the execution of the Agreement, neither the Company nor any of its affiliates, nor any director or officer of the Company or any associate of any such director or officer, had any material relationship with DM2.

DM2 is a provider of specialized POS (point of sale) equipment and software which provides greater flexibility and reliability for debit and credit card financial payments. DM2 has been in the business of handling Interac and Credit Card transaction payments since the government of Canada deregulated this market. At present, DM2 has approximately 1,000 terminals in retail outlets in every Canadian province except for Newfoundland and PEI.

DM2 currently has 150 commissioned sales representatives across Canada that sell their hardware and software products to various customers. In addition, sales are generated from their web site, advertising and referrals from an existing customer base. DM2 currently has seven full time employees in addition to its President. Four full time employees are dedicated software programmers that create and maintain its proprietary software technology.

The Company intends to continue to use the tangible assets of DM2 substantially in the same manner in which they were used by DM2 immediately prior to the acquisition.

Item 3.02 Unregistered Sales of Equity Securities

On November 22, 2004, in connection with the above transaction, the Company issued 10,000,000 shares of its restricted common stock to the sole shareholder of DM2 as full consideration for the acquisition of DM2. The shares of Company common stock were issued pursuant to an exemption or exemptions from registration under Section 4(2) of the Securities Act of 1933, as amended
and/or   Regulation D promulgated thereunder.

Item 9.01 Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The financial statements of DM2 required by this item is not included with this filing. The financial statements will be filed with an amendment to this report as soon as practicable, but not later than 71 calendar days after the date this initial report must be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this item in connection with the acquisition of DM2 is not included with this filing. The pro forma information will be filed with an amendment to this report as soon as practicable, but not later than 71 calendar days after the date this initial report must be filed.

(c) Exhibits.

Number    Description

2.1       Acquisition Agreement dated November 10, 2004 between
          Bach-Hauser, Inc. and DM2 Technology Inc. (incorporated by referenced to Exhibit 2.1 of Form 8-K filed on November 12, 2004).

2.2*      Amendment No. 1, dated November 22, 2004, to the
          Acquisition Agreement dated November 10, 2004 between
          Bach-Hauser, Inc. and DM2 Technology Inc.

*  Filed herewith.



                           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   Date: November 29, 2004

                                   BACH-HAUSER, INC.


                                   By: /s/ Peter Preston
                                   Peter Preston, President